UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 11, 2016
NEWELL RUBBERMAID INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3 Glenlake Parkway
Atlanta, Georgia		30328
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 418-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On February 11, 2016, the Board of Directors of Newell Rubbermaid Inc. (the “Company”) amended the Company’s By-Laws (the “Amended By-Laws”), effective February 11, 2016, to implement stockholder proxy access and make certain related conforming revisions. Article III, Section 3.16 has been added and Sections 3.15 and 2.12 have been modified in the Amended By-Laws to permit an eligible stockholder, or an eligible group of 20 or fewer stockholders, owning at least 3% of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to 20% of the number of directors currently serving on the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Amended By-Laws. Proxy access will first be available to stockholders in connection with the Company’s 2017 annual meeting.
The Board of Directors of the Company also approved the following additional amendments to the Company’s By-Laws:

•
Article III, Section 3.2 was amended to provide that the number of directors of the Company shall be not less than nine and not more than thirteen. The By-Laws previously provided that the number of directors of the Company shall be not less than ten and not more than thirteen.

•	Article III, Section 3.3 of the By-Laws was amended to eliminate the requirement that a regular meeting of the Board of Directors be held immediately after the annual meeting of stockholders.
The above description of the Amended By-Laws is not complete and is qualified in its entirety by reference to the Company’s Amended By-Laws, a copy of which is filed as Exhibit 3.2 to this report and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.
Exhibit 3.2      By-Laws of Newell Rubbermaid Inc., as amended February 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2016            NEWELL RUBBERMAID INC.

By:    /s/ Bradford R. Turner
Bradford R. Turner
Senior Vice President, General Counsel
and Corporate Secretary